UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2004

____________________________________

HESPERIA HOLDING , INC.

(Name of Small Business issuer in its charter)

____________________________________

NEVADA (State or other jurisdiction of incorporation or organization)	000-30085 (Commission file No.)	88-0453327 (IRS Employer Identification No.)

9780 E Avenue

Hesperia, California 92345

(Address of principal executive offices including zip code)

(760) 244-8787

(Registrant's telephone number including area code)

ITEM 5. OTHER EVENTS

        On May 24, 2004, we issued a press release to announce that we are moving forward with our Pahrump, Nevada operations. Operating under our wholly owned subsidiary, Pahrump Valley Truss, Inc., the Nevada operation is expected to be revenue producing by the end of May and full production by mid-June. A copy of the press release is attached hereto as Exhibit 99.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99     Press Release dated May 24, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                HESPERIA HOLDING, INC.

                                                                                                By /S/Donald Shimp

                                                                                                      Donald Shimp, President

Date: June 10, 2004